As filed with the Securities and Exchange Commission on December 30, 2005	Registration No. 333-100733

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

DENDRITE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEW JERSEY	22-2786386
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1405 U.S. HIGHWAY 206 BEDMINSTER, NEW JERSEY 07921
(Address of Principal Executive Offices)

FIRST AMENDED SAI HOLDINGS, INC. LONG-TERM INCENTIVE STOCK OPTION PLAN

(Full Title of the Plan)

CHRISTINE A. PELLIZZARI, Esq.
SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
DENDRITE INTERNATIONAL, INC.
1405 U.S. HIGHWAY 206
BEDMINSTER, NEW JERSEY 07921
908-443-2000

(Name, Address and Telephone Number of Agent For Service)

With a Copy to:

WARREN J. CASEY, ESQ.
PITNEY HARDIN LLP
P.O. BOX 1945
MORRISTOWN, NEW JERSEY 07962-1945
(973) 966-6300

DEREGISTRATION

The Registration Statement on Form S-8 (Registration No. 33-100733) (the “Registration Statement”) of Dendrite International, Inc. (the “Company”) pertaining to the registration of 1,000,000 shares of the Company’s common stock in connection with the Company’s First Amended SAI Holdings, Inc. Long-Term Incentive Stock Option Plan (the “Plan”) was filed with the Securities and Exchange Commission on October 25, 2002. The Company has terminated the Plan, and 535,213 shares registered in connection with the Plan were never issued. Pursuant to an undertaking made by the Company in the Registration Statement, the Company hereby removes 535,213 shares from registration.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Bedminster, State of New Jersey, on this 30th day of December, 2005.

Dendrite International, Inc.
(Registrant)

By:	JEFFREY J. BAIRSTOW
Name:	Jeffrey J. Bairstow
Title:	Executive Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of the Registrant hereby severally constitutes and appoints John E. Bailye and Christine A. Pellizzari, and each of them, their true and lawful attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including any post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

JOHN E. BAILYE		December 30, 2005
John E. Bailye	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

JEFFREY J. BAIRSTOW		December 30, 2005
Jeffrey J. Bairstow	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

BRENT J. COSGROVE		December 30, 2005
Brent J. Cosgrove	Vice President and Corporate Controller (Principal Accounting Officer)

JOHN A. FAZIO		December 23, 2005
John A. Fazio	Director

BERNARD M. GOLDSMITH		December 27, 2005
Bernard M. Goldsmith	Director

EDWARD J. KFOURY		December 30, 2005
Edward J. Kfoury	Director

PETER W. LADELL		December 30, 2005
Peter W. Ladell	Director

PAUL A. MARGOLIS		December 30, 2005
Paul A. Margolis	Director

JOHN H. MARTINSON		December 30, 2005
John H. Martinson	Director

TERENCE H. OSBORNE		December 30, 2005
Terence H. Osborne	Director

PETER G. TOMBROS		December 30,2005
Peter G. Tombros	Director

PATRICK J. ZENNER		December 30, 2005
Patrick J. Zenner	Director

EXHIBITS INDEX

Exhibit No.	Description

24.1	Power of Attorney (included on signature page hereto).